PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated January 19, 1999)                Registration No. 333-65535
                                  $600,000,000

                        [LOGO OF COMDISCO APPEARS HERE]

                       Senior Medium-Term Notes, Series H
                 Due Nine Months to 15 Years From Date of Issue

                               ----------------

The Company: Comdisco, Inc. is a Delaware corporation. Our principal executive office is located at 6111 North River Road, Rosemont, Illinois 60018, and our telephone number is (847) 698-3000.

Terms: We plan to offer and sell Notes with various terms, including the following:

  l  Ranking as our senior                  l  Interest at fixed or floating
     indebtedness                              rates, or no interest at all.
                                               The floating interest rate may
  l  Stated maturities of 9 months             be based on one or more of the
     to 15 years from date of issue            following indices plus or minus
                                               a spread and/or multiplied by a
  l  Redemption and/or repayment               spread multiplier:
     provisions, if applicable,
     whether mandatory or at our                  l  CMT rate
     option or the option of the
     Noteholders                                  l  Commercial paper rate
  l  Payments in U.S. dollars or one
     or more foreign currencies                   l  Eleventh district cost of
                                                     funds rate
                                                  l  Federal funds rate
  l  Minimum denominations of $1,000
     or other specified                           l  LIBOR
     denominations for foreign                    l  Prime rate
     currencies
                                                  l  Treasury rate
  l  Book-entry (through The
     Depository Trust Company) or           l  Interest payments on fixed rate
     certificated form                         Notes on each February 15 and
                                               August 15
                                            l  Interest payments on floating
                                               rate Notes on a monthly,
                                               quarterly, semiannual or annual
                                               basis

      We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement. If we sell other securities referred to in the accompanying prospectus, the aggregate initial offering price of Notes that we may offer and sell under this prospectus supplement would be reduced.

 Investing in the Notes involves certain risks. See "Risk Factors" on page S-4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

      We may sell Notes to the Agents as principal for resale at varying or fixed offering prices or through the Agents as agent using their reasonable efforts on our behalf. If we sell all of the Notes, we expect to receive proceeds therefrom of between $595,500,000 and $599,250,000, after paying the Agents' discounts and commissions of between $750,000 and $4,500,000. We may also sell Notes without the assistance of the Agents (whether acting as principal or as agent).
                               ----------------

Merrill Lynch & Co.
           NationsBanc Montgomery Securities LLC
                       Salomon Smith Barney
                                                         Warburg Dillon Read LLC

           The date of this prospectus supplement is January 19, 1999

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

About this Prospectus Supplement and the Pricing Supplements.............  S-3
Risk Factors.............................................................  S-4
Description of Notes.....................................................  S-5
Certain United States Federal Income Tax Considerations.................. S-18
Plan of Distribution..................................................... S-25
Glossary................................................................. S-27
Appendix Containing Special Provisions Relating to Foreign Currency
 Notes................................................................... S-30

                                   PROSPECTUS

About This Prospectus....................................................    2
Where You Can Find More Information......................................    2
The Company..............................................................    3
Ratio of Earnings to Fixed Charges.......................................    3
Use of Proceeds..........................................................    4
Forward Looking Statements...............................................    4
Description of the Debt Securities.......................................    6
Description of the Company's Common Stock................................   13
Delaware General Corporation Law and the Company's Certificate and
 Bylaws..................................................................   16
Plan of Distribution.....................................................   18
Legal Opinions...........................................................   19
Experts..................................................................   19

          ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

      We intend to use this Prospectus Supplement, the attached Prospectus and a related Pricing Supplement to offer our Notes from time to time.

      This Prospectus Supplement provides you with certain terms of the Notes and supplements the description of the Debt Securities contained in the attached Prospectus. If information in this Prospectus Supplement is inconsistent with the Prospectus, this Prospectus Supplement will supersede that information in the Prospectus.

      Each time we issue Notes, we will prepare a Pricing Supplement which will contain additional terms of the offering and the specific description of the Notes being offered. The Pricing Supplement may also add, update or change information in this Prospectus Supplement or the attached Prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. A Pricing Supplement can be quite detailed and always should be read carefully. The flexibility available to us to set or negotiate individualized terms for Notes means that there will be transactions, particularly with Indexed Notes, that are quite complex. Often the terms of the Notes differ from the terms described in this Prospectus Supplement. Any information in the Pricing Supplement that is inconsistent with this Prospectus Supplement will supersede the information in this Prospectus Supplement.

                                  RISK FACTORS

      Your investment in the Notes will include certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of the Notes.

STRUCTURE RISKS

General

      If you invest in Notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. Such risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower (or no) amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of such risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in such index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption

      If your Notes are redeemable at our option or are otherwise subject to mandatory redemption, we may (in the case of optional redemption) or must (in the case of mandatory redemption) choose to redeem such Notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

Uncertain Trading Markets

      We cannot assure you a trading market for your Notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

     lthe complexity and volatility of the index or formula applicable to the Notes,

     lthe method of calculating the principal, premium and interest in respect of the Notes,

     lthe time remaining to the maturity of the Notes,

     lthe outstanding amount of the Notes,

     lthe redemption features of the Notes,

     lthe amount of other debt securities linked to the index or formula applicable to the Notes, and lthe level, direction and volatility of market interest rates generally.

      In addition, certain Notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell such Notes. This may affect the price you receive for such Notes or your ability to sell such Notes at all. You should not purchase Notes unless you understand and know you can bear these investment risks.

Exchange Rates and Exchange Controls

      If you invest in Notes that are denominated in or paid based upon a currency other than U.S. dollars ("Foreign Currency Notes"), there will be significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and your payment currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your Foreign Currency Notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been, and may continue to be, highly volatile. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your Foreign Currency Notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or earlier redemption of your Foreign Currency Notes and, generally, in the U.S. dollar equivalent market value of your Foreign Currency Notes.

      From time to time, governments impose exchange controls that influence exchange rates and could limit the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control. In such cases, we will be allowed to satisfy our obligations in respect of your Foreign Currency Notes in U.S. dollars.

Credit Ratings

      The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of your Notes. In addition, real or anticipated changes in our credit ratings will generally affect the market value of your Notes.

      You should also review the information under "Forward Looking Statements" beginning on page 4 of the Prospectus before making your investment.

                              DESCRIPTION OF NOTES

      The following summary of certain terms of the Notes is not complete. We will issue the Notes as a series of Debt Securities under the Fuji Senior Indenture, with The Fuji Bank and Trust Company, as Senior Trustee. For additional terms of the Notes, you should also read the Fuji Senior Indenture which is an exhibit to our shelf registration statement (SEC Reg. No. 333-65535).

      The definitions of certain capitalized terms used in this Prospectus Supplement are provided in the Glossary beginning on page S-27. Other capitalized terms which are not defined in this Prospectus Supplement are defined in the attached Prospectus, the Fuji Senior Indenture or the Notes. We will use the term "Debt Securities" in this Prospectus Supplement to refer to all debt securities, including the Notes, issued and issuable from time to time under the Indentures. The following description of Notes will apply to each Note offered by this Prospectus Supplement unless otherwise specified in the applicable Pricing Supplement. For additional terms of the Notes, see "Description of Debt Securities" beginning on page 6 of the Prospectus.

General

      The Notes are our direct, unsecured obligations. The total initial public offering price of the Medium-Term Notes, Series H, that may be offered using this Prospectus Supplement is $600,000,000, or the equivalent in one or more foreign currencies.

      The Notes are "Senior Debt Securities", as described in the Prospectus and will rank equally with all our unsecured senior debt.

      The Fuji Senior Indenture does not limit the amount of our Notes or other debt obligations.

      Each Note will mature on any day from nine months to fifteen years from its date of issue (the "Stated Maturity Date"), as specified in the applicable Pricing Supplement. However, the principal of a Note (or any installment of principal thereof) may become due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at our option, notice of your option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date).

      Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. The Company may also issue Discount Notes, Indexed Notes and Amortizing Notes (as such terms are hereinafter defined).

      Unless we specify otherwise in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. References herein to "United States dollars", "U.S. dollars" or "$" are to be lawful currency of the United States of America (the "United States"). The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, one or more foreign currencies. See "Appendix--Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest, if any."

      Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The agent from or through which a Foreign Currency Note is purchased may be prepared to arrange for the conversion of United States dollars into the Specified Currency in order to enable the purchaser to pay for such Foreign Currency Note, provided that a request is made to such agent on or prior to the fifth Business Day (as hereinafter defined) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such agent. Each such conversion will be made by such agent on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Appendix--Special Provisions Relating to Foreign Currency Notes."

      The interest rates we offer with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. We may also offer Notes with different terms other than interest rates at the same time to different investors. We may change interest rates or formulas and other terms of Notes from time to time, but no such change will affect any Note previously issued or as to which we have accepted an offer to purchase.

      Each Note will be issued in a book-entry only form ("Book-Entry Note") represented by one or more fully registered Global Notes or as a fully registered Note in certificated form ("Certificated Notes"). The minimum denominations of each Note other than a Foreign Currency Note will be $1,000 and integral multiples thereof, while the minimum denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement.

      Until the Notes are paid, we will maintain a Paying Agent, Security Registrar, Transfer Agent and Calculation Agent for the Notes. Initially, the Trustee will serve in each of these capacities.

      Principal of, premium, if any, and interest on Book-Entry Notes are paid in accordance with the arrangements then in place between the Paying Agent and DTC. See "--Book-Entry Notes" on page S-18.

Interest on Certificated Notes generally is paid by check mailed to the holders of the Notes on the applicable Record Date at the address appearing in our records. Principal, premium, if any, and interest payable at the Maturity Date of a Certificated Note are paid by immediately available funds upon surrender of the Note (together with the signed election form referred to below if your Note is being repaid on an Optional Repayment Date) at the office we maintain for such purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Trustee located at Two World Trade Center, New York, New York 10048. However, if you are a Holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) at your request we will make interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds. If you wish to take advantage of this alternative, you must provide appropriate wire transfer instructions in writing to the Trustee at least 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Foreign Currency Notes, see "Appendix--Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest, if any."

      Book-Entry Notes may be transferred or exchanged only through the Depositary. See "--Book-Entry Notes" on page S-18. Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust administration office of the Trustee located at Two World Trade Center, New York, New York 10048. No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

      The defeasance and covenant defeasance provisions contained in the Fuji Senior Indenture shall apply to the Notes, unless otherwise specified in the applicable Pricing Supplement.

Redemption at Our Option

      Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The applicable Pricing Supplement will specify an Initial Redemption Date if we may redeem Notes at our option prior to the Stated Maturity Date. If we may redeem the Notes, we will do so in whole or in part in increments of $1,000 at the applicable Redemption Price together with unpaid interest accrued thereon to the date of redemption, on written notice to you of not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Fuji Senior Indenture. For a discussion of the redemption of Discount Notes, see "--Discount Notes" on page S-17.

Repayment at the Option of the Holder

      The applicable Pricing Supplement will specify one or more Optional Repayment Dates if the Notes will be repayable by us at your option prior to the Stated Maturity Date. If the Notes are subject to repayment at your option, we will repay the Notes in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum authorized denomination applicable thereto). The repayment price will be equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Certificated Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust administration office of the Trustee located at Two World Trade Center, New York, New York 10048, not more than 60 nor less than 30 calendar days prior to the date of repayment. Once you exercise such repayment option, you may not revoke it. For a discussion of the repayment of Discount Notes, see "--Discount Notes" on page S-17.

      Only DTC may exercise the repayment option for the Global Note representing Book-Entry Notes which it holds. Accordingly, if you are the owner of beneficial interests in the Global Notes and wish to have all or any portion of the Book-Entry Notes represented by the Global Notes repaid you must instruct the participant through which you hold your interest to direct DTC to exercise the repayment option on your behalf by delivering the related Global Note (if not then held on behalf of DTC by the Trustee) and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Note (if applicable) and election form are received by the Trustee on a particular day, you must so instruct the participant through which you owns your interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the participants through which you own your interest for the respective deadlines for such participants. All instructions you give to participants relating to the option to elect repayment are irrevocable. In addition, at the time such instructions are given, you shall cause the participant through which you own your interest to transfer your interest in the Global Note or Notes representing the related Book-Entry Notes, on DTC's records, to the Trustee. See "--Book-Entry Notes" on page S-18.

      If applicable, the Company will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

Repurchase

      We may at any time purchase outstanding Notes at any price or prices in the open market or otherwise. At our discretion we may hold, resell, or surrender for cancellation any repurchased Notes.

Interest

General

      Each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, which we specify in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Interest payments in respect of the Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

      We will pay interest on Notes in arrears on each Interest Payment Date and on the Maturity Date. The first payment of interest on any such Note originally issued between a Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date.

Fixed Rate Notes

      The applicable Pricing Supplement will designate the fixed rate of interest payable on a Fixed Rate Note. Interest will be paid February 15 and August 15, and on the Maturity Date. If any payment date falls on a day that is not a Business Day, payment will be made on the next Business Day and no additional interest will be paid. The record dates for such notes will be February 1 (for interest to be paid on February 15) and August 1 (for interest to be paid on August 15). Interest payments will be the amount of interest accrued to, but excluding, each February 15 and August 15. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

      Each Floating Rate Note will have an Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

     lthe CMT Rate,

     lthe Commercial Paper Rate,

     lthe Eleventh District Cost of Funds Rate,

     lthe Federal Funds Rate,

     lLIBOR,

     lthe Prime Rate,

     lthe Treasury Rate, or

     lsuch other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement.

      The applicable Pricing Supplement will specify certain terms under which each Floating Rate Note is being delivered, including:

     lwhether such Floating Rate Note is a "Regular Floating Rate Note," a
        "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate
        Note,"

     lthe Fixed Rate Commencement Date, if applicable,

     lFixed Interest Rate, if applicable,

     lInterest Rate Basis or Bases, if any,

     lInitial Interest Rate, if any,

     lInitial Interest Reset Date, if any,

     lInterest Reset Dates, if any,

     lInterest Payment Dates, if any,

     lIndex Maturity, if any,

     lMaximum Interest Rate and/or Minimum Interest Rate, if any,

     lSpread and/or Spread Multiplier, if any,

      If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the following terms which apply to such Floating Rate Notes:

     lDesignated LIBOR Currency,

     lDesignated LIBOR Page,

     lDesignated CMT Maturity Index, or

     lDesignated CMT Telerate Page.

      A Regular Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

      A Floating Rate/Fixed Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect (the "Fixed Interest Rate") for the period commencing on the date specified therefor in the applicable Pricing Supplement (the "Fixed Rate Commencement Date") to the Maturity Date shall be the interest rate so specified in the applicable Pricing Supplement or, if no such rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

      An Inverse Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

      Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

      The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually. The Interest Reset Date will be:

     l  for Notes which reset daily, each Business Day;

     l for Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week;

     l for Treasury Rate Notes which reset weekly, the Tuesday of each week;

     l for Notes (other than Eleventh District Cost of Funds Rate Notes) which reset monthly, the third Wednesday of each month;

     l for Eleventh District Cost of Funds Rate Notes which reset monthly, the first calendar day of each month;

     l for Notes which reset quarterly, the third Wednesday of March, June, September and December;

     l for Notes which reset semi-annually, the third Wednesday of the two months of each year indicated in the applicable Pricing Supplement; and

     l for Notes which reset annually, the third Wednesday of the month of each year indicated in the applicable Pricing Supplement.

      The Initial Interest Rate or Basis on each Note effective until the first Interest Reset Date will be indicated in the applicable Pricing Supplement. Thereafter, the Interest Rate will be the rate determined on the next Interest Determination Date, as explained below. Each time a new interest rate is determined, it will become effective on the subsequent Interest Reset Date. However, no changes will be made in the interest rate during the ten days prior to the Maturity Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR Note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

      The rate of interest on Floating Rate/Fixed Rate Notes will not reset after the applicable Fixed Rate Commencement Date.

      The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date.

     l The Interest Determination Date for the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date.

     l The Interest Determination Date for the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the monthly weighted average cost of funds paid by members of the Eleventh Federal Home Loan Bank District.

     l The Interest Determination Date for LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date.

     l The Interest Determination Date for the Treasury Rate will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) would normally be auctioned. Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on Tuesday. However, auction may be held on the preceding Friday. If an auction is held on the preceding Friday that day will be the Interest Determination Date for the Interest reset date occurring in the next week. If the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be the first Business Day immediately following the Interest Determination Date.

     l The Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

      In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

      Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset:

     l daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement;

     l quarterly, on the third Wednesday of March, June, September and December of each year;

     l semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and

     l annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement

      If interest is payable on a day which is not a Business Day, payment will be postponed to the next Business Day. However, for LIBOR Notes, if the next Business Day is in the next calendar month, interest will be paid on the preceding Business Day.

      The interest payable will be the amount of interest accrued to, but excluding, the Interest Payment Date. However, for Notes on which the interest resets daily or weekly, the interest payable will include interest accrued to and including the record date prior to the Interest Payment Date. If the Interest Payment Date is also a day that principal is due, the interest payable will include interest accrued to, but exclude, the Maturity Date.

      If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

      All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

      With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

      Unless otherwise specified in the applicable Pricing Supplement, the Trustee will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note.

      Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

      CMT RATE. The "CMT Rate" for any Interest Determination Date is the interest rate displayed on the Designated CMT Telerate Page under the caption
"...Treasury Constant Maturities....Federal Reserve Board Release H.15...Mondays
Approximately 3:45 P.M.,'' under the column for the Designated CMT Maturity Index for:

  (1) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date; or

  (2) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date occurs.

      The following procedures will be used if the CMT Rate cannot be determined as described above:

     l If the rate is not displayed on the relevant page by 3:00 P.M., New York City time, on the Calculation Date, then the CMT Rate will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519).

     lIf that rate is not published in H.15(519) by 3:00 P.M., New York
        City time, on the Calculation Date, then the CMT Rate will be such treasury constant maturity rate (or other United States Treasury rate) for the Designated CMT Maturity Index for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

     lIf that information is not provided by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer"). The Calculation Agent will select five Reference Dealers and eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

     lIf the Calculation Agent cannot obtain three such Treasury Note quotations, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, of three Reference Dealers in The City of New York (selected using the same method described above) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.

     lIf three or four but not five Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated.

     lIf fewer than three Reference Dealers selected by the Calculation
        Agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the Interest Determination Date.

      If two Treasury Notes with an original maturity as described in the third preceding bullet point paragraph have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

      COMMERCIAL PAPER RATE. The "Commercial Paper Rate" for any Interest Determination Date means the Money Market Yield of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as published in H.15(519) under the heading "Commercial Paper-- Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper--Nonfinancial."

      The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

     lIf the above rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization. The Calculation Agent will select the three dealers referred to above.

     lIf fewer than three dealers selected by the Calculation Agent are quoting as mentioned above, the Commercial Paper Rate determined will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

      ELEVENTH DISTRICT COST OF FUNDS RATE. The "Eleventh District Cost of Funds Rate" for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the Interest Determination Date as displayed on the Telerate Page 7058 by 11:00 A.M., San Francisco time, on the Calculation Date for such Interest Determination Date under the caption "Eleventh District."

      The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

     lIf the rate is not displayed on the relevant page by 11:00 A.M., San
        Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions, of the Eleventh Federal Home Loan Bank District as announced by the Federal Home Loan Bank of San Francisco for the calendar month immediately preceding the Interest Determination Date.

     lIf no announcement was made relating to the calendar month immediately preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on such Interest Determination Date.

      FEDERAL FUNDS RATE. The "Federal Funds Rate" for any Interest Determination Date is the rate on that date for United States dollar federal funds as published in H.15(519) prior to 3:00 P.M., New York city time, on the Calculation Date for that Interest Determination Date under the heading "Federal Funds (Effective)", as displayed on Telerate Page 120.

      The following procedures will be used if the Federal Funds Rate cannot be determined as described above:

     lIf the rate is not displayed on the relevant page or is not published in H15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)."

     lIf that rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) as of 9:00 A.M., New York City time, on that Interest Determination Date. The Calculation Agent will select the three brokers referred to above.

     lIf fewer than three brokers selected by the Calculation Agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect on that Interest Determination Date.

     LIBOR. On each Interest Determination Date, the Calculation Agent will determine "LIBOR":

     lIf "LIBOR Telerate" is specified in the pricing supplement, LIBOR will be the rate for deposits in the LIBOR Currency having the Index Maturity described in the applicable Pricing Supplement on the applicable Interest Determination Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date.

     lIf "LIBOR Reuters" is specified in the Pricing Supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR Currency having the Index Maturity described in the applicable Pricing Supplement on the applicable Interest Determination Date, as such rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

     If the Pricing Supplement does not specify "LIBOR Telerate" or "LIBOR Reuters," the LIBOR Rate will be LIBOR Telerate. In addition, if the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

     On any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable Designated LIBOR Page, the Calculation Agent will determine LIBOR as follows:

     lLIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR Currency having the Index Maturity described in the applicable Pricing Supplement on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market. The Calculation Agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of those quotations.

     lIf fewer than two quotations are provided as mentioned above, LIBOR will be the arithmetic mean of the rates by three major banks (which may include affiliates of the Agents) in the Principal Financial Center quoted at approximately 11:00 A.M. in the Principal Financial Center, on the Interest Determination Date for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. The Calculation Agent will select the three banks referred to above.

     lIf fewer than three banks selected by the Calculation Agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the Interest Determination Date.

     PRIME RATE. The "Prime Rate" for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date for such Interest Determination Date under the caption "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above:

     lIf the rate is not published by 3:00 P.M., New York City time, on the Calculation Date, the Prime Rate will be the rate as published in
        H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan."

     lIf that rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as that bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Interest Determination Date.

     lIf fewer than four rates appear on the Reuters Screen US PRIME 1
        Page on the Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York. The Calculation Agent will select the three banks referred to above.

     lIf the banks or trust companies selected by the Calculation Agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on the Interest Determination Date.

      TREASURY RATE. The "Treasury Rate" for any Interest Determination Date is the rate set at the auction (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement displayed on Telerate Page 56 or Telerate Page 57 by 3:00 P.M., New York City time, on the Calculation Date for such Interest Determination Date, under the caption "AVGE INVEST YIELD."

      The following procedures will be followed if the Treasury Rate cannot be determined as described above:

     lIf the rate is not displayed on the relevant page or published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury on the Calculation Date.

     lIf the results of the most recent Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not published or announced as described above by 3:00 P.M., New York City time, on the Calculation Date, or if no Auction is held, then the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on the Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

     lIf that rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date, the rate on the Interest Determination Date of such Treasury Bills will be the rate as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

     lIf the rate is not published in, H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement. The Calculation Agent will select the three dealers referred to above.

     lIf fewer than three dealers selected by the Calculation Agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate in effect on that Interest Determination Date.

Other/Additional Provisions; Addendum

      We may change or add provisions to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, if we specify such changes or additions under "Other/Additional Provisions" on the face of the Note or in an Addendum to the Note and we will describe them in the applicable Pricing Supplement.

Discount Notes

      We may offer Notes ("Discount Notes") that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." If you hold a Discount Note and it is redeemed, repaid or accelerated, the amount payable to you will be equal to the sum of (1) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

      For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations" on page S-18.

Indexed Notes

      We may offer Notes ("Indexed Notes") with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, in each case as specified in the applicable Pricing Supplement. In certain cases, if you hold an Indexed Note you may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Note depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors" on page S-4.

Amortizing Notes

      We may offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

Book-Entry Notes

      The Notes will be issued in book-entry form only. This means that we will not issue actual notes or certificates to each holder. Instead, the Notes will be in the form of a Global Note held in the name of The Depository Trust Company ("DTC"). In order to own a beneficial interest in a Note, you must be an institution that has an account with DTC or have a direct or individual account with such an institution.

      Notes will not be issued in certificated form unless:

     lDTC notifies us that it is unwilling or unable to continue as depository or it otherwise ceases to be a qualified clearing agency and we do not appoint a successor depository; or

     lwe make a decision to permit Notes to be issued in certificated form and notify the Trustee of that decision.

      Additional information concerning the depositary arrangements are summarized beginning at page 10 in the Prospectus. If we change or add to the terms of the depositary arrangements with respect to Notes issued in book-entry form we will describe those changes and additions in the applicable Pricing Supplement.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the principal United States Federal income tax consequences relating to your purchase, ownership and sale of the Notes. It is based upon the relevant laws, regulations, rulings and decisions which are now in effect and as they are currently interpreted. However, these laws and rules may be changed (including changes in effective dates) at any time and may be subject to possible differing interpretations. This discussion does not deal with the federal tax consequences applicable to all categories of investors. In particular, the discussion deals only with Notes held as capital assets and does not deal with those of you who may be in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). It does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the notes or to you as holders of the notes. This summary also may not apply to all forms of notes that we may issue. If the tax consequences associated with a particular form of note are different than those described below, they will be discussed in the pricing supplement relating to that note.

      The federal income tax discussion that appears below is included in this Prospectus Supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor for the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

      This discussion is divided into four sections. The section captioned "U.S. Holders," applies to you only if you are a "U.S. Holder." If you are a U.S. Holder, you should read the section captioned "U.S.

Holders." If you are not a U.S. Holder, you should read the section captioned "Non-U.S. Holders." All of you should read the section captioned "Backup Withholding." If the Notes you have purchased are Foreign Currency Notes, you should review the attached "Appendix--Special Provisions Relating to Foreign Currency Notes" for further discussion of federal income tax consequences.

U.S. Holders

      Payments of Interest. Payments of interest on a Note generally will be taxable to you as ordinary interest income at the time such payments are accrued or are received (in accordance with your regular method of tax accounting).

      Original Issue Discount. Some of your Notes may be issued with original issue discount ("Original Issue Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

      For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

      You are required to include payments of qualified stated interest on a Note as ordinary interest income when you accrue or receive those payments accrued or are received (in accordance with your regular method of tax accounting). If you hold an Original Issue Discount Note, you must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of your regular method of tax accounting. If you are the initial purchaser of an Original Issue Discount Note, the amount of original issue discount you should include in income is the sum of the daily portions of original issue discount for the Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) in which you held the Original Issue Discount Note. The daily portion is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (1) the product of the Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (computed on the basis of compounding at the close of each accrual period, taking into account the length of the particular accrual period) and (2) the amount of any qualified stated interest payments allocable to the accrual period. The "adjusted issue price" of an Original Issue

Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods reduced by any payments you received on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, you generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

      If you purchase an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the Original Issue Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which you must include in your gross income for the note in any taxable year (or any portion of a taxable year in which you hold the note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

      Special rules described in the next three paragraphs apply to the calculation of original issue discount and qualified stated interest for Floating Rate Notes and Indexed Notes ("Variable Notes") which qualify as a "variable rate debt instruments." A Variable Note qualifies as a "variable rate debt instrument" if (1) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (2) it provides for stated interest, paid or compounded at least annually, at current values of (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

      A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure current changes in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. For example, the Commercial Paper rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, the CMT Rate or the Eleventh District Cost of Funds Rate are qualified floating rates. Although a multiple of a qualified floating rate will generally not itself be a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will be a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also be a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. However, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within our control (or the control of a party related to us) or that is unique to our circumstances (or that of a related party), such as dividends, profits, or the value of our stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality). A "qualified inverse floating rate" is any objective rate which is equal to a fixed rate minus a qualified floating rate, as long as changes in the rate can reasonably be expected to inversely reflect current changes in the qualified floating rate. If a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (that is, the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will be either a single qualified floating rate, or an objective rate.

      If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument," and if the interest on such Note is unconditionally payable in cash or property (other than our debt instruments) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout its term and that qualifies as a "variable rate debt instrument" will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (that is, at a price below the note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (1) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (2) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period under the assumed fixed rate described above.

      In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The Variable Note generally will be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. After converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

      Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument. In that case, if you are a holder of the Variable Note, for tax purposes you will account for the amount of original issue discount and qualified stated interest as if you held the "equivalent" fixed rate debt instrument. Each accrual period, you must make appropriate adjustments to the amount of qualified stated interest or original issue discount computed for the "equivalent" fixed rate debt instrument to reflect any difference between those amounts and the actual amount of interest accrued or paid on the Variable Note during the accrual period.

      If a Variable Note does not qualify as a "variable rate debt instrument," then the Variable Note may be treated as a contingent payment debt obligation subject to other special rules. You should be aware that on June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, if you hold such an instrument the CPDI Regulations generally require you to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain you recognized on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

      If Notes are:

     lredeemable at our option prior to their stated maturity (a "call option"), or lrepayable at your option prior to their stated maturity (a "put option"),

they may be subject to rules that differ from the general rules discussed above. If you are purchasing Notes with such features you should consult your tax advisor, because the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

      Instead of reporting under your normal accounting method, you may elect to include in gross income all interest (including stated interest, acquisitions discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a Note by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

      SHORT-TERM NOTES. Some of you (including banks, securities dealers, regulated investment companies, certain electing taxpayers and all of you using the accrual method of accounting) will be required to accrue into income on a current basis qualified stated interest and any original issue discount for notes having a fixed maturity of not more than one year ("Short-Term Notes"). None of the stated interest on a Short-Term Note is treated as qualified stated interest, but instead if treated as part of the Short-Term Note's stated redemption price at maturity and gives rise to original issue discount. Original issue discount on a Short-Term Note generally accrues on a straight-line basis or, at your election, on a constant interest basis. If you are a cash method holder of a Short-Term Note, you may elect to accrue qualified stated interest and original issue discount into income on a current basis. If you do not make that election, you may not be allowed to deduct all of the interest you paid or accrued on any indebtedness you incur or purchase or carry the Short-Term Note until the maturity date of the note or until you sell the note in a taxable transaction. In addition, if you do not make that election, you will be required to treat any gain realized on a sale, exchange or retirement of the Short-Term Note as ordinary income to the extent the gain does not exceed the original issue discount accrued for the note during the period you held the Short-Term Note. In determining original issue discount for these purposes, original issue discount generally accrues on a straight-line basis, or at your election, on a constant interest basis.

      If you hold a Short-Term Note, you can elect to apply the rules in the preceding paragraph about the current accrual of original issued discount and the deferral of interest deductions by taking into account the amount of "acquisition discount," if any, for the note (rather than the amount of original issue discount, if any, for that Short-Term Note). Acquisition discount is the excess of the remaining stated redemption price at maturity of the Short-Term Note over your tax basis in the Short-Term Note at the time of the acquisition. Acquisition discount generally accrues on a straight-line basis or, at your election, on a constant interest basis.

      Your tax basis for a Short-Term Note initially is your purchase price for the note. This amount is increased by any stated interest, original issue discount or acquisition discount that you accrue into income currently under the rules described above, and is then decreased by the amount of any bond premium you previously amortized for the note, the amount of any principal payment you received for the note and, if you accrue interest into income currently for the note, the amount of any stated interest payment you received for the note.

      The market discount rules will not apply to a Short-Term Note.

      Market Discount. If you purchase a Note, other than an Original Issue Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, you will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

      Under the market discount rules, you will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless you elect to accrue market discount on the basis of semiannual compounding.

      You may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. You may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments you acquire on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

      Premium. If you purchase a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. You may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after you acquire it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments you acquire on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

      Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will equal your initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if you have included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than the applicable holding period. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

NON-U.S. HOLDERS

      This section discusses the principal United States tax consequences applicable to Non-U.S. Holders of purchasing, owning and selling of notes.

      You will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless you are a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to us or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to you (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

    (1) is signed by the beneficial owner of the Note under penalties of perjury,

    (2) certifies that such owner is not a U.S. Holder, and

    (3) provides the name and address of the beneficial owner.

      The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

      New rules have been issued to consolidate and modify the current certification requirements and means by which you may claim exemption from United States federal income tax withholding and from backup withholding. These rules will apply to payments made after December 31, 1999 and provide certain presumptions regarding your tax status if you do not provide appropriate documentation to make this determination. You must provide certification that complies with the procedures in these new rules, where required, by the first payment date after these rules come into effect. In some circumstances, the new rules allow us to continue to rely on certificates you provided us before January 1, 2000 for a transitional period. If you are claiming benefits under an income tax treaty, you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits articles in order to comply with the new rules. Because these rules may apply differently to different holders, you are urged to consult your tax advisor regarding the application of these rules to you.

      Generally, you will not be subject to Federal income taxes on any capital gain or market discount you realize upon retirement or disposition of a Note if the gain is not effectively connected with a trade or business in the United States conducted by you. Certain other exceptions may be applicable, and you should consult your tax advisor in this regard.

      The Notes will not be includible in your estate unless you are a direct or indirect 10% or greater shareholder of the Company or, at the time of your death, payments in respect of the Notes would have been effectively connected with your conduct of a trade or business in the United States.

BACKUP WITHHOLDING

      The payment of principal and interest and the accrual of original issue discount, if any, are generally subject to information reporting and possibly to "backup withholding" at a rate of 31%. Information reporting means that the payment is required to be reported to you and to the IRS. Backup withholding means that the payor is required to collect and deposit 31% of your payment with the IRS as a tax payment on your behalf.

      If you are a U.S. Holder (other than a corporation or certain exempt organizations), you may be subject to backup withholding if you do not supply an accurate taxpayer identification number and certify that your taxpayer identification number is correct. You may also be subject to backup withholding if the United States Secretary of the Treasury determines that you have not reported all interest and dividend income required to be shown on your federal income tax return or if you do not certify that you have not underreported your interest and dividend income. If you are not U.S. Holder, backup withholding and information reporting will not apply to payments made to you if you have provided required certification that you are not a U.S. Holder, or you otherwise establish an exemption (provided that the payor does not have actual knowledge that you are U.S. Holder or that the conditions of any exemption are not satisfied).

      Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding, unless you certify as to your non-U.S. status or otherwise establish an exemption from information reporting and backup withholding.

      Special rules apply with respect to payment of the proceeds from the sale of a Note to or through a foreign office of a broker, and you should consult your tax advisor if you find yourself in this circumstance.

      Any amounts withheld from your payment under the backup withholding rules would be refundable or allowable as a credit against your United States federal income tax liability.

                              PLAN OF DISTRIBUTION

      We may sell the Notes:

      (1) through agents who solicit offers to purchase the Notes,

      (2) through agents purchasing as principal and acting as underwriters or dealers, or

      (3) directly to investors.

Distribution Through Agents

      We may sell the Notes on a continuing basis through agents that become parties to a Distribution Agreement (each an "Agent"), a form of which is filed as an exhibit to the Registration Statement (the "Distribution Agreement"). Each Agent's obligations are separate and several from those of any other Agent. Each Agent will use reasonable efforts when requested by us to solicit purchases of the Notes. We will pay each Agent a commission to be negotiated at the time of sale. The commission may range from .125% to .750% (in the case of Notes denominated in a currency other than U.S. dollars) of the principal amount of each Note sold through that Agent. We will receive from 99.875% to 99.250% of the principal amount of each Note, before deducting a portion of the aggregate offering expenses of approximately $450,000.

Distribution Through Underwriters

      We may also sell Notes to any Agent, acting as principal, for its own account or for resale to one or more investors or other purchasers, including other broker-dealers.

      The Agents may sell any Notes they have purchased as principal to any dealer at a discount. The discount allowed to any dealer will not be in excess of the discount to be received by the Agent from us. Any Note sold to an Agent as principal is purchased by that Agent at a price equal to 100% of the principal amount of that Note less a percentage ranging from .125% to .750% (in the case of Notes denominated in a currency other than U.S. dollars) of that principal amount. The Notes may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the Notes may be resold to certain dealers as described above. After the initial public offering of any Notes, the public offering price and discount may be changed.

Direct Sales

      We may sell Notes directly to investors, without the involvement of any Agent or underwriter. In this case, we would not be obligated to pay any commission or discount in connection with the sale.

General Information

      The name of any Agents or other persons through which we sell any Notes, as well as any commissions or discounts payable to those Agents or other persons, will be set forth in the related Pricing Supplement. As of the date of this Prospectus Supplement, the Agents who are a party to the Distribution Agreement are Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, Salomon Smith Barney Inc. and Warburg Dillon Read LLC.

      We will have the sole right to accept offers to purchase Notes and may, in our absolute discretion, reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any proposed purchase of Notes through it.

      Any Agent, underwriter or dealer that participates in the offering of the Notes may be an "underwriter" within the meaning of the Securities Act. We have agreed to indemnify each Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to reimburse the Agents for certain expenses.

      We may also accept offers to purchase Notes through additional Agents on substantially the same terms and conditions (including commissions) as would apply to purchases by Agents under the Distribution Agreement.

      The Notes will not be listed on any securities exchange. The Agents have advised us that they may purchase and sell the Notes in the secondary market from time to time. However, no Agent is obligated to do so and any Agent may discontinue making a market in the Notes at any time without notice. No assurance can be given as to the existence of liquidity of any secondary market for the Notes.

      The Agents, as well as other Agents to or through which we may sell Notes, may engage in transactions with us and perform services for us in the ordinary course of business.

                                    GLOSSARY

      Listed below are definitions of some of the terms used in this Prospectus Supplement and not defined elsewhere in this Prospectus Supplement or in the attached Prospectus.

      "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day.

      "Calculation Agent" means the agent appointed by us to calculate interest rates and other terms for Floating Rate and Indexed Notes.

      "Calculation Date," means with respect to any Interest Determination Date, the date on which the Calculation Agent calculates an interest rate for a Floating Rate or Indexed Note. The Calculation Date for any Interest Determination Date is the earlier of (1) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

      "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, 2 years.

      "Designated CMT Telerate Page" means the Telerate Page specified in the applicable Pricing Supplement for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable Pricing Supplement, page 7052.

      "Designated LIBOR Currency" means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Pricing Supplement, United States dollars.

      "Designated LIBOR Page" means:

     lif "LIBOR Reuters" is specified in the applicable Pricing
        Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or lif "LIBOR Telerate" is specified in the applicable Pricing
        Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the Telerate Page specified in such Pricing Supplement for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

      "Floating Rate/Fixed Rate Note" means a Floating Rate Note we designated in the applicable Pricing Supplement as a "Floating Rate/Fixed Rate Note."

      "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

      "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/ update, or any successor site or publication.

      "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

      "Interest Determination Date" means the date the interest rate for a Floating Rate or Indexed Note is calculated for the following Interest Reset Date and calculated on the corresponding Calculation Date (except in the case of LIBOR which is calculated on the Interest Determination Date). The Interest Determination Dates will be indicated in the applicable Pricing Supplement.

      "Interest Payment Date" means the date on which interest on a Note (other than payment at maturity) is paid. The Interest Payment Dates will be indicated in the applicable Pricing Supplement.

      "Interest Reset Date" means the date on which a Floating Rate Note begins to bear interest at the interest rate determined as of any Interest Determination Date. The Interest Reset Dates will be indicated in the applicable Pricing Supplement.

      "Inverse Floating Rate Note" means a Floating Rate Note we designate in the Applicable Pricing Supplement as an "Inverse Floating Rate Note."

      "London Business Day" means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London.

      "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                              D x 360
                       Money Market Yield =               x 100
                                              360-(D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

      "Non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

      "Principal Financial Center" means (1) the capital city of the country issuing the Specified Currency or (2) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of
(1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

      "Record Date" means the date on which you must hold a Note in order to receive an interest payment on the next Interest Payment Date. The record date for any Interest Payment Date is the date 15 calendar days prior to that Interest Payment Date.

      "Redemption Price" means with respect to a Note an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed.

      "Regular Floating Rate Note" will be any Floating Rate Note which is not designated in a Pricing Supplement as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula.

      "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or such other page as may replace the US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

      "Specified Currency" means with respect to a Note the currency in which a particular Note is denominated (or (i) if such currency (other than Euro) is no longer legal tender for the payment of public and private debts in the relevant country, such other currency which is then tender in such country for the payment of such debts or (ii) if such currency is Euro, such other currency which is then legal tender in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the treaty on European Union). If the Specified Currency is other than U.S. dollars, it will be indicated in the applicable Pricing Supplement.

      "Spread" means the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The Spread will be indicated in the applicable Pricing Supplement.

      "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The Spread Multiplier will be indicated in the applicable Pricing Supplement.

      "Telerate Page" means the display on the Bridge Telerate Inc. on such page (or such other page as may replace such page on that service).

      "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes:

    (1) a citizen or resident of the United States,

    (2) a corporation or partnership (including an entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

    (3) an estate whose income is subject to United States federal income tax regardless of its source,

    (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

    (5) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business.

      Notwithstanding the preceding clause (4), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders.

                                    APPENDIX

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

      Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this Appendix to the Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters. See "Risk Factors--Exchange Rates and Exchange Controls" on page S-5.

Payment of Principal, Premium, if any, and Interest, if any

      Unless otherwise specified in the applicable Pricing Supplement, we must make payments of principal of, and premium, if any, and interest, if any, on, a Foreign Currency Note in the Specified Currency. Any such amounts payable by us in the Specified Currency will be converted by the exchange rate agent named in the applicable Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to you unless otherwise specified in the applicable Pricing Supplement or you elect, in the manner hereinafter described, to receive such amounts in the Specified Currency.

      Any United States dollar amount to be received by you will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. You will bear all currency exchange costs by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

      You may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust administration office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. You may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. If your Foreign Currency Notes are held in the name of a broker or nominee, you should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

      If the Specified Currency is other than United States dollars, if you hold a beneficial interest in a related Global Note or Notes and you wish to elect to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency, you must notify the participant through which you own your interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of your election. Such participant must notify DTC of such election on or prior to the third Business

Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the DTC will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from you and forwarded by the participant to DTC, and by DTC to the Trustee, on or prior to such dates, then you will receive payments in the Specified Currency.

      Payments of the principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes you hold which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes--General." Payments of interest, if any, on Foreign Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to your address as it appears in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes--General." Payments of principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank which you designate at least fifteen calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency
Note is presented and surrendered at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust administration office of the Trustee located at Two World Trade Center, New York, New York 10048, in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

Availability of Specified Currency

      If the Specified Currency for a Foreign Currency Note is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to you by making such payment in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

      The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Fuji Senior Indenture with respect to the Notes.

      All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on you.

Judgments

      Under current New York law, a state court in the State of New York rendering a judgment in respect of a Foreign Currency Note would be required to render such judgment in the Specified Currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of such judgment. Accordingly, you would be subject to exchange rate fluctuations between the date of entry of a judgment in a foreign currency and the time the amount of such foreign currency judgment is paid to you in United States dollars and converted by you into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

      We will indemnify you against any loss incurred by you as a result of any judgment or order being given or made for any amount due under such Note and such judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (1) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (2) the rate of exchange at which you, on the date of payment of such judgment or order, are able to purchase the Specified Currency with the amount of the Judgment Currency you actually receive, as the case may be.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO NOTES DENOMINATED OR ON WHICH INTEREST IS PAYABLE IN A FOREIGN CURRENCY

      As used herein, "Foreign Currency" means a currency other than U.S.
dollars.

Payments of Interest in a Foreign Currency.

      Cash Method. A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

      Accrual Method. A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

      Purchase, Sale and Retirement of Notes. A U.S. Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

      Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the
Note is disposed of (or deemed disposed of as a result of a material change in the terms of the Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

      Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

      ORIGINAL ISSUE DISCOUNT. In the case of an Original Issue Discount Note or Short-Term Note, (1) original issue discount is determined in units of the Foreign Currency, (2) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency--Accrual Method" above and (3) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

      PREMIUM AND MARKET DISCOUNT. In the case of a Note with market discount,
(1) market discount is determined in units of the Foreign Currency, (2) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (3) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency--Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

      With respect to a Note acquired with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

      EXCHANGE OF FOREIGN CURRENCIES. A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

PROSPECTUS

-------------------------------------------------------------------------------

                                                                           LOGO

                                                                 COMDISCO, INC.
                                                             6111 N. River Road
                                                       Rosemont, Illinois 60018
                                                                 (847) 698-3000


                                          We will provide the specific terms
                                          of each series or issue of Debt
                                          Securities we issue in supplements
            $1,500,000,000                to this prospectus. You should read
                                          this prospectus and the supplements
                                          carefully before you invest.
           Debt Securities


      We may offer the securities directly or through underwriters, agents or dealers. The prospectus supplement will designate the terms of that plan of distribution. "Plan of Distribution" below also provides more information on this topic.

      The information in this prospectus is incomplete and may be changed. We may not sell these securities until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We may not use this prospectus to sell Debt Securities unless we also give prospective investors a prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Debt Securities or determined if this prospectus or any accompanying prospectus supplement or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                January 19, 1999

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement (Reg. No. 333-65535) that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may, over the next two years, sell the combination of the Debt Securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the next heading WHERE YOU CAN FIND MORE INFORMATION in making your investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at our web site at http://www.comdisco.com and the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Our Common Stock is listed on the New York Stock Exchange. You can also obtain information about us from the Exchange at 20 Broad Street, New York, New York 10005.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we, or our agents, sell all of the Debt Securities.

     l Our Annual Report on Form 10-K for the year ended September 30,
       1998;

     l Our Current Report on Form 8-K filed with the SEC on January 15,
       1999; and

     l The descriptions of the Company's Common Stock and related Common
       Stock Purchase Rights included in the registration statements filed under the Securities Exchange Act of 1934 under File No. 1-7725, including all amendments or reports filed for the purpose of updating such description.

      You may request a copy of these filings at no cost, by writing or calling us at the following address:

  Comdisco, Inc.
  6111 N. River Road
  Rosemont, IL 60018
  (847) 698-3000
  Attention: Corporate Secretary

      You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

      We are a technology services company. Our purpose as a technology services company is to discover options that enable our customers to maximize the business benefits of technology, while reducing technology cost and risk. These services include:

     l asset management;

     l continuity;

     l network; and

     l equipment leasing and remarketing.

      We design our services to provide integrated, long-term, cost effective asset and technological planning, as well as data and voice availability and recovery, to users of high technology equipment. We operate in one industry segment, business services.

      We provide our customers with available technical, financial and recovery alternatives, regardless of hardware platform or manufacturer. We work with our customers to develop strategies governing:

     l when to acquire equipment;

     l how to track equipment;

     l when to upgrade existing equipment; and

     l when to order new equipment to take advantage of current technology.

      We also provide continuity services for customers' data, voice and network systems. We also have the ability to act as an outlet for equipment being displaced.

      Our business is diversified by customer, customer type, equipment segments, geographic location of our customers and maturity of our lease receivables. Our customers include "Fortune 1000" corporations or companies of a similar size as well as smaller organizations. We do not depend on any single customer or on any single source for the purchasing, selling or leasing of equipment, or in connection with our services.

      Our executive offices are located in the Chicago area, at 6111 North River Road, Rosemont, Illinois 60018, telephone number (847) 698-3000. At September 30, 1998 we had approximately 2,800 full-time employees.

                       RATIO OF EARNINGS TO FIXED CHARGES

                        Fiscal year ended September 30,
      -------------------------------------------------------------------------------------------------------
      1998              1997                       1996                       1995                       1994
      ----              ----                       ----                       ----                       ----
      1.71              1.67                       1.64                       1.55                       1.29

      These computations include the Company and our subsidiaries, and companies in which we own 50% or less equity. For these ratios, "earnings" is determined by adding "total fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which we own at least 20% but less than 50% equity. For this purpose, "total fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, and (2) an interest factor attributable to rentals.

                                USE OF PROCEEDS

      Unless we tell you otherwise in an accompanying prospectus supplement, we will use net proceeds from the sale of the Debt Securities for general corporate purposes. General corporate purposes may include repayment of debt, equipment acquisitions, additions to working capital and capital expenditures. If we do not use the net proceeds immediately, we temporarily invest them in short-term interest-bearing obligations. For current information on our commercial paper balances and average interest rates, see our most recent Form 10-K and 10-Q or the prospectus supplement. See WHERE YOU CAN FIND MORE INFORMATION in this prospectus.

                           FORWARD-LOOKING STATEMENTS

      Some of the statements contained in this prospectus, any prospectus supplements and any pricing supplements, including information incorporated by reference, discuss future expectations, contain projections of results of operation or financial condition or state other forward-looking information.

      These statements are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we intend that such forward-looking statements have the benefits of the safe harbors created by those Acts. The words and phrases "looking ahead," "we are confident," "should be," "will be," "predicted," "believe," "expect," "anticipate" and similar expressions identify forward-looking statements.

      These forward-looking statements reflect our current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements.

      Our actual revenues and results of operations could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors.

      Potential Fluctuations in Operating Results: Our operating results are subject to quarterly fluctuations resulting from a variety of factors, including the volume of leases for new equipment ("New Leases"), earnings contributions from remarketing activities, product announcements by manufacturers, variations in the financial mix of leases written and economic conditions. The financial mix of leases written is a result of a combination of factors, including, but not limited to, changes in customer demands and/or requirements, new product announcements, price changes, changes in delivery dates, changes in maintenance policies and the pricing policies of equipment manufacturers, and price competition from other lessors and finance companies.

      Earnings Contributions from Leasing: The growth in leasing volume during the three fiscal years ended September 1998, 1997 and 1996 had the effect of increasing the proportion of New Leases to total leases. New Leases traditionally have lower earnings contributions than leases with remarketed equipment. Therefore, increasing lease volume activities initially has the impact of putting pressure on leasing margins. The impact of New Leases, coupled with lower margins on large systems transactions (mainframes and related peripherals, including DASD and tape drives), has resulted in lower margins on leasing, particularly for operating leases. There can be no assurance regarding the growth of New Leases in future periods or our ability to accurately predict future declines in the fair market values of large systems equipment.

      To meet our earnings goals for fiscal 1999, remarketing contributions have to be at approximately the level achieved in fiscal 1998. While we have a larger lease portfolio for remarketing and are devoting resources to our remarketing activities, there can be no assurance that we will achieve the appropriate level of activity necessary to meet our desired operating results. Attaining the expected level of remarketing will require equipment for remarketing, appropriate sales force education and incentive and a knowledge of the customer and customer requirements.

      Our results can also be impacted by the fair market value volatility in large systems. We continue to monitor volatility in large systems fair market values which, during the last twenty-four months in particular, have declined faster and exhibited greater volatility than historical trends would have otherwise indicated. As a result, there is no assurance that fair market values on large systems will stabilize or that further rapid declines in the value of such systems will not occur in the near term. To the extent that declines in fair market values exceed our current estimates, there could be an adverse effect on our operating results.

      The costs to address Year 2000 issues may have a negative impact on equipment volume in fiscal 1999 if customers defer other information technology projects due to the Year 2000 efforts or if Year 2000 remediation costs increase as a percentage of the total information technology budget, thereby reducing capital expenditures on new technology.

      Earnings Contributions from Services: As a result of the evolving nature of our services business, particularly the emerging desktop management and managed network services, we have limited meaningful historical data on which to base the planned operating expenses for our services business. Accordingly, a significant portion of the expense levels (investment in continuity facilities and hardware, consultants, experts and back office personnel) are based in part on our expectations as to future services revenues, including millennium testing services revenue, and are, to a large extent, fixed. Conversely, our revenue base has become more diverse with the growth of other technology services revenue, and therefore less recurring and less predictable than in prior years. To attain our services earnings contribution goals for fiscal 1999, we will have to expand its contract subscription base through new contract signings and contract renewals, increase its revenues from other technology services, attain millennium testing services revenue and contain costs. There can be no assurance that we will be able to maintain and/or increase our margins on technology services in fiscal 1999.

      One of the impacts of our changing business model is the lengthening of the sales cycle--the length of time between initial sales contact and final delivery of contracts--as compared to the traditional leasing business. This increase in sales cycle results in an increase in "backlog" (or negotiations in progress) which ultimately impacts the timing of revenue, earnings and volume recognition. In addition, our ability to obtain new business from customers depends on our ability to anticipate technological changes, successfully compete with organizations offering similar services, develop services to meet customer requirements and to achieve delivery of services that meet customer requirements.

      Economic Conditions and the Asian Economy: With respect to economic conditions, a recession can cause customers to put off new investments and increase our bad debt experience. In addition, the recent economic turmoil in Asia may have an impact on the region's semiconductor manufacturing industry, which in turn would have an impact on our diversified technology business. Continued pressures on credit in Asia and the Asian economy in general, could also impact the domestic economy and/or our multinational customer base.

      Other Factors: Other uncertainties include continued business conditions, trend of movement to client/server environment, competition, including price competition from other technology service providers, reductions in technology budgets and related spending plans (either because of economic conditions or because of Year 2000 issues), our ability to attract and retain qualified personnel in a job market that is very competitive domestically and the Year 2000 readiness of our customers, suppliers and business partners, our ability to expand globally in general and our ability to develop new remarketing strategies for PCs, acceptance in Europe of desktop management services, including life cycle management, efficiencies and cost containment in continuity and managed network services, and price competition from other technology service providers, continued growth of the semiconductor and healthcare industries (including the migration by hospitals from film to digital technology), increased acceptance of leasing as an alternative to buying, particularly in the pharmaceutical industry, continued growth in computer networks; our ability to successfully partner with market leading software developers to provide state-of-the-art tools for desktop management, market acceptance of advanced recovery, millennium testing services, trading floor and distributed systems program management (and our ability to sell and deliver such services), growth of the communications equipment arena, and stabilization in the fair market values of mainframes and related equipment.

      We do not promise to publicly update or revise any forward-looking statements whether as a result of new information, further events or other factors that could affect those statements.

                       DESCRIPTION OF THE DEBT SECURITIES

THE SECURITIES WE MAY OFFER

      We may offer unsecured senior or subordinated debt securities in an aggregate principal amount of up to $1,500,000,000. A prospectus supplement will describe the specific amounts, prices and terms of any securities we offer.

      Throughout this Prospectus:

     l the term "Senior Debt Securities" refers to our unsecured senior debt securities;

     l the term "Subordinated Debt Securities" refers to our unsecured subordinated debt securities; and

     l the term "Debt Securities" refers to Senior Debt Securities and Subordinated Debt Securities.

      We also may issue convertible Subordinated Debt Securities that pay no interest or below-market interest at a substantial discount from their stated principal amount. We will refer to these convertible Subordinated Debt Securities as Zero-Coupon Convertibles here and in any prospectus supplement or pricing supplement.

ISSUANCE OF DEBT SECURITIES UNDER THE INDENTURES

      We will issue Debt Securities in one or more series under one or more separate indentures between us and a U.S. banking institution, as Trustee. We will issue Senior Debt Securities under a "Senior Indenture" and Subordinated Debt Securities under a "Subordinated Indenture." Zero Coupon Convertibles will be issued under a "Zero-Coupon Indenture." We will refer to the Senior Indentures, the Subordinated Indentures, and the Zero-Coupon Indentures together as "Indentures" here and in any prospectus supplement or pricing supplement.

      We have summarized selected provisions of the Indentures below. The summary is not complete. You should read the Indentures for provisions that may be important to you.

      We will initially issue Senior Debt Securities under a Senior Indenture dated as of December 15, 1998, between us and The Fuji Bank and Trust Company, as Senior Trustee (the "Fuji Senior Indenture"). We have filed the form of the Fuji Senior Indenture as an exhibit to the registration statement that we filed with the SEC. We will file the forms of any other Indentures with the SEC at the time we use them. Capitalized terms used in the summary have the meanings specified in the Indentures.

TERMS

      We will describe specific terms relating to any new series of Debt Securities in a prospectus supplement or pricing supplement. These terms will include the following:

     l title of the series and whether they are Senior Debt Securities, Subordinated Debt Securities or Zero Coupon Convertibles;

     l any limit on the total principal amount of the series;

     l the price or prices at which we will sell the Debt Securities;

     l maturity date or dates;

     l the per annum interest rate or rates, if any, on the series and the date or dates from which any such interest will accrue;

     l whether the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

     l the dates on which we will pay interest on the Debt Securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

     l the place or places where the principal of (and premium, if any) and interest on the Debt Securities will be payable;

     l any redemption dates, prices, obligations and restrictions;

     l any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series;

     l the denominations in which the Debt Securities will be issued, if other than $1,000 and integral multiples of $1,000;

     l the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the Debt Securities, if not United States dollars;

     l provisions, if any, granting special rights to holders of the Debt
       Securities upon the occurrence of specified events;

     l any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of Debt Securities, and whether or not such Events of Default or covenants are consistent with those contained in the Indenture;

     l any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the Debt Securities;

     l any conversion or exchange features;

     l any special tax implications of the series; and

     l any other terms of the series.

      None of the Indentures will limit the amount of Debt Securities that we may issue. We may issue Debt Securities under each Indenture up to the principal amount that we are authorized to issue by our Board of Directors from time to time.

      Senior Debt Securities will rank equally with all of our other senior and unsubordinated debt. Subordinated Debt Securities will have a junior position to all of our Senior Debt as described below under the heading "Subordination" on page 13.

      We may sell Debt Securities at a discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We may also sell Debt Securities that are convertible into or exchangeable for our Common Stock. If we issue these kinds of Debt Securities, we will provide you with additional information in a prospectus supplement or pricing supplement.

      When we refer here and in any prospectus supplement or pricing supplement to the principal of and premium, if any, and interest, if any, on Debt Securities, we also mean to include mention of the payment of additional amounts, if any, which we are required to pay under the Indenture or the Debt Securities in respect of certain taxes, assessments or other governmental charges imposed on the holders of such Debt Securities.

FORM, TRANSFER AND EXCHANGE

      We will normally denominate Debt Securities in U.S. dollars and we normally will pay principal, interest and any premium in U.S. dollars. If we sell Debt Securities in foreign currencies or foreign currency units or pay the principal of, premium or any interest on any series of Debt Securities in foreign currencies or foreign currency units, we will provide you with further information about those Debt Securities in a prospectus supplement or pricing supplement.

      We will normally issue the Debt Securities in book-entry only form. This means that one or more permanent global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee, will represent the Debt Securities. We will refer to this form here and in any prospectus supplement as "book-entry only."

      Alternatively, we may issue the Debt Securities in (1) certificated form registered in the name of the holder of the Debt Securities, or (2) in bearer form, with or without coupons attached. We will refer to these forms here and in any prospectus supplement as "registered" or "bearer," as applicable. If we issue Debt Securities in registered or bearer form, holders will receive certificates representing the Debt Securities. We will normally issue Debt Securities in registered form only in increments of $1,000 and Debt Securities in bearer form only in increments of $5,000. Debt Securities in bearer form are subject to other limitations which we will describe in any prospectus supplement.

      You can transfer or exchange Debt Securities in registered form without charge except for reimbursement of taxes, if any. If we issue a series of Debt Securities in both bearer and registered form, you may exchange bearer form for registered form in a similar manner. You can transfer or exchange Debt Securities at the corporate trust office of the appropriate Trustee or at any other office or agency maintained by us for such purposes that we identify in any prospectus supplement.

PAYMENT

      We will pay principal, interest and any premium on Debt Securities in book-entry only form as provided under the heading "Book-Entry Procedures" in this prospectus.

      We will pay principal, interest and any premium on Debt Securities issued solely in registered form at the New York, New York corporate trust office of the appropriate Trustee, or at any other office or agency maintained by us for such purposes that we identify in any prospectus supplement. We also may, at our option, pay interest on Debt Securities issued in registered form (1) by check mailed to the person in whose name the Debt Securities are registered on days specified in the Indentures or any prospectus supplement or (2) by wire transfer to such person's U.S. account.

      We will make payments on Debt Securities in other forms at a place designated by us and specified in any prospectus supplement.

      If we authorize any other person to make payments on Debt Securities for us, we will identify them in any prospectus supplement.

EVENTS OF DEFAULT

      Unless we tell you otherwise in an accompanying prospectus supplement, "Event of Default," when used in an Indenture, will mean any of the following:

     l a failure to pay the principal or any premium on any Debt Security when due;

     l a failure to deposit any sinking fund payment when due;

     l a failure to pay interest or any additional amounts on any Debt
       Security for 30 days;

     l a failure to perform any other covenant in the Indenture that continues for 60 days after we have been given written notice of such failure;

     l acceleration of a debt (other than any Debt Securities issued under the Indenture or non-recourse indebtedness) in principal amount more than 5% of our consolidated worth not rescinded before a judgment is obtained; or

     l certain events in bankruptcy, insolvency or reorganization of the Company.

      An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under an Indenture. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers such action to be in the best interests of the holders.

      If an Event of Default for any series of Debt Securities occurs and continues, the Trustee, or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series, may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration of acceleration.

      Other than its duties in case of a default, a Trustee has no obligation to exercise any of its rights or powers under any Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities.

COVENANTS

      Under each Indenture, we will:

     l pay the principal, interest and any premium on the Debt Securities when due;

     l maintain a place of payment;

     l deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indenture; and

     l deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

      The Indentures will not limit our ability to incur additional debt, unless we tell you this in any prospectus supplement.

BOOK-ENTRY PROCEDURES

      The following discussion pertains to Debt Securities that we issue in book-entry only form.

      We will issue one or more global securities (currently limited in individual amount to $200 million) to DTC or its nominee, Cede & Co. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Debt Securities. The participant would then keep a record of its clients who purchased the Debt Securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

      If we use the book-entry only form, we will not deliver securities in certificate form to individual purchasers of the Debt Securities, and no person holding a beneficial interest in a global security will be treated as a holder for any purpose under the Indenture. Accordingly, holders of such beneficial interests must rely on the procedures of DTC and the participant through which such person owns its interest in order to exercise any rights of a Holder under such global security or the Indenture. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry only securities.

      DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

      Other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant, also use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

      A number of Direct Participants, together with the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC.

      We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we and the Trustee will have no direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

      It is DTC's current practice, when it receives any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name," will govern payments by participants to owners of beneficial interests in the global securities, and voting by participants. However, these payments will be the responsibility of the participants and not of DTC, the Trustee, or us.

      Debt Securities represented by a global security will be exchangeable for Debt Securities in registered form with the same terms in authorized denominations only if:

     l DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depository within 90 days; or

     l we instruct the Trustee that the global security is now exchangeable.

      If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry securities of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      A beneficial owner shall give notice of any option to elect to have its book-entry securities repaid by us, through its participant, to the Trustee, and shall effect delivery of such book-entry securities by causing the Direct Participant to transfer the participant's interest in the global security or securities representing such book-entry securities, on DTC's records, to the Trustee. The requirement for physical delivery of book-entry securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry securities transferred by Direct Participants on the DTC's records.

      Management of the DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The DTC has informed participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, the DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's participants, third party vendors from whom the DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      DTC may discontinue providing its services as securities depository with respect to book-entry securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, securities in certificated form are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, securities in certificated form will be printed and delivered.

      The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

SUBORDINATION

      Payment of the principal, interest and any premium on the Subordinated Debt Securities will, when stated in a Subordinated Indenture and the applicable prospectus supplement, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness. Under the Indenture, "Senior Indebtedness" means all notes or other unsecured evidences of our indebtedness, whether outstanding on the date of the Indenture or created, assumed or incurred at a later date, for money we borrow (including all indebtedness of any other person for money borrowed which we guarantee) not expressed to be subordinate or junior in right of payment to any other or our indebtedness.

      Each Subordinated Indenture will provide that we may not pay principal, interest and any premium on the Subordinated Debt Securities in the event:

     l of any insolvency, bankruptcy or similar proceeding involving the Company or our property; or

     l we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness when due.

      In such event, any payment or distribution under the Subordinated Debt Securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the Subordinated Debt Securities is received by any holder of any Subordinated Debt Securities in contravention of any of the terms of the Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

      As of September 30, 1998, we had approximately $3.85 billion of Senior Indebtedness outstanding. Subordinated Indentures will not limit the amount of Senior Indebtedness that we may incur.

REDEMPTION PROVISIONS, SINKING FUND AND DEFEASANCE

      We may redeem some or all of the Debt Securities at our option subject to the conditions stated in the prospectus supplement relating to that series of Debt Securities. If a series of Debt Securities is subject to a sinking fund, the prospectus supplement will describe those terms.

      The Indenture permits us to discharge or "defease" certain of our obligations on any series of Debt Securities at any time. We may defease a certain series of Debt Securities by depositing with the Trustee sufficient cash or government securities to pay all sums due on that series of Debt Securities.

CONSOLIDATION, MERGER OR SALE

      We may not merge with another company or sell or transfer all or substantially all of our property to another company unless:

     l we are the continuing corporation; or

     l the successor corporation or purchaser is a corporation organized under the laws of the United States, any state within the United States, or the District of Columbia which expressly assumes:

     --payment of principal, interest and any premium on the Debt
     Securities; and

     --performance and observance of all covenants and conditions in the Indenture;

      and in either case, immediately after the transaction, no Event of Default and no event which, if notice was given and/or a certain period of time passed, would become an Event of Default, shall exist.

      If we are not the continuing corporation, we will have no further liabilities or obligations under any Indenture or the Debt Securities.

CHANGES TO THE INDENTURE

      Holders who own more than 50% in principal amount of the outstanding Debt Securities of each series affected can agree to change the Indenture. However, no change can affect your principal or interest payment terms, or the percentage required to change other terms of the Indenture, without your consent, as well as the consent of others similarly affected. In addition, no supplemental indenture may directly or indirectly modify the Indenture in any manner which might alter the subordination of the outstanding Debt Securities.

      We may enter into supplemental indentures for other specified purposes which would not materially adversely affect your interests, including the creation of any new series of Debt Securities, without the consent of any holder of Debt Securities.

CONCERNING THE INITIAL SENIOR TRUSTEE

      The Fuji Bank and Trust Company serves as trustee under the Fuji Indenture. Its principal office is located at Two World Trade Center, New York, New York. We lease equipment to The Fuji Bank and Trust Company and provide it with business continuity services. We also have commercial banking relationships with The Fuji Bank and Trust Company and certain of its affiliates.

                   DESCRIPTION OF THE COMPANY'S COMMON STOCK

      The following statements with respect to the Company's common stock and common stock purchase rights summarize more detailed provisions of our restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and bylaws, as amended (the "Bylaws"), and the Rights Agreement identified below. The summary is not complete. You should read the Certificate of Incorporation, the Bylaws and the Rights Agreement for provisions which may be important to you. We filed each of these documents with the SEC and incorporated them by reference as exhibits to the registration statement. The summary also reflects the effect of a May 22, 1998 two-for-one stock split of our Common Stock.

GENERAL

      As of September 30, 1998, our authorized capital stock was 850,000,000 shares. Those shares consisted of: (a) 100,000,000 shares of preferred stock, none of which were outstanding; and (b) 750,000,000 shares of common stock, $0.10 par value ("Common Stock") of which 221,509,066 shares were outstanding.

LISTING

      We list our outstanding shares of Common Stock on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "CDO". We will also list any additional Common Stock we issue on these exchanges.

DIVIDENDS

      Common Stockholders may receive dividends when declared by the Board of Directors. We may pay dividends in cash, stock or other form.

FULLY PAID

      All outstanding shares of Common Stock are fully paid and non-assessable. Any additional Common Stock we issue will also be fully paid and non-assessable.

VOTING RIGHTS

      Each share of Common Stock has one vote in the election of directors and other matters. Common Stockholders have no preemptive or cumulative voting rights.

OTHER RIGHTS

      We will notify common Stockholders of any Stockholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common Stockholders will share equally in the assets remaining after we pay our creditors and preferred Stockholders, if any.

TRANSFER AGENTS AND REGISTRARS

      We, along with ChaseMellon Stockholder Services, are transfer agent and registrar for the Common Stock. You may contact us at the address listed on page 3 or ChaseMellon located in Ridgefield, New Jersey.

PREFERRED STOCK PURCHASE RIGHTS

      On November 4, 1997, the Board of Directors of the Company declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of our Common Stock payable to holders of record as of the close of business on November 17, 1997. Shares of Common Stock issued after November 17, 1997 and before the Distribution Date (as defined below) have, or will have, a Right attached. A Rights Agreement dated as of November 4, 1997 between the Company and ChaseMellon Stockholder Services, L.L.C., of New York, as Rights Agent, contains the terms and conditions of the Rights. We have filed a copy of the Rights Agreement with the SEC. We have listed the Rights on the New York Stock Exchange.

      A Distribution Date will occur upon the earliest of:

     l 10 days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group has become an Acquiring Person; or

     l the close of business on the 10th business day (or such later date as the Board of Directors determine) after the date a person or group makes a tender or exchange offer which if completed would result in such person or group being the beneficial owner of 15% or more of our outstanding Common Stock; or

     l the close of business on the 10th business day after the Board of Directors declares a person to be an Adverse Person.

      An Acquiring Person generally is a person or group which beneficially owns 15% or more of our outstanding Common Stock. An Acquiring Person does not include any person or group who beneficially owned 20% or more of our outstanding Common Stock on November 17, 1997 ("Existing Holder"), until such time as such Existing Holder acquires beneficial ownership of 30% or more of the outstanding Common Stock. An Adverse Person is a person or group, other than an Existing Holder, (1) which beneficially owns 10% or more of our outstanding Common Stock and (2) which the Board of Directors has determined has interests adverse to those of the Company (based on requirements set out in the Rights Agreement).

      Before the Distribution Date:

     l Common Stock certificates will evidence the Rights;

     l Rights will transfer with the Common Stock;

     l registered holders of the Common Stock will be deemed to hold the associated Rights; and

     l the Rights are not exercisable.

      After the Distribution Date:

     l the Rights Agent (as defined below) will mail separate certificates evidencing the Rights to each record holder of our Common Stock as of the close of business on the Distribution Date;

     l each Right will be exercisable to purchase, for $75 (the "Purchase
       Price"), one one-thousandth of a share of Series C Junior
       Participating Preferred Stock;

     l Rights will be transferable separately from the Common Stock; and

     l unless directed by the Board of Directors, we will only issue
       Rights with shares of Common Stock:

     --issued on exercise of stock options or as awards under employee benefit plans, granted as of the Distribution Date; or

     --upon conversion of securities issued after November 17, 1997.

      If any person becomes an Acquiring Person or an Adverse Person, each Right (other than Rights beneficially owned by the Acquiring Person or Adverse Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

      If, after any person has become an Acquiring Person or an Adverse Person,
(1) we are involved in a merger or other business combination in which we are not the surviving company or our Common Stock is exchanged for other securities or assets, or (2) we sell or otherwise transfers assets or earning power aggregating more than 50% of our consolidated assets or earning power, then each Right (other than Rights beneficially owned by the Acquiring Person or Adverse Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

      At any time after any person has become an Acquiring Person or an Adverse Person, the Board of Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person or Adverse Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

      The Board of Directors may redeem all of the Rights at a price of $.005 per Right at any time prior to the close of business on the 15th day after the Stock Acquisition Date.

      The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover. Rather, they are designed to enhance the ability of the Board of Directors to negotiate with an acquiror on behalf of all of the stockholders. In addition, the Rights should not interfere with a proxy contest.

      The Rights will expire on November 17, 2007, unless earlier exchanged or redeemed.

               DELAWARE GENERAL CORPORATION LAW AND THE COMPANY'S
                    CERTIFICATE OF INCORPORATION AND BYLAWS

GENERAL

      We are a Delaware corporation subject to the Delaware General Corporation Law (the "DGCL"). Provisions of the DGCL, in addition to provisions of our Certificate of Incorporation and Bylaws, address corporate governance issues, including the rights of stockholders. Some of these provisions could hinder management changes while others could have an anti-takeover effect.

      We have summarized the key provisions below. The descriptions are not complete. You should read the actual provisions of our Certificate of Incorporation and Bylaws and the DGCL.

BUSINESS COMBINATIONS

      The DGCL and our Certificate of Incorporation generally require that at least 50% our outstanding Common Stock vote to approve any merger, share exchange or sale of substantially all of our assets.

      Under the DGCL, we generally may not engage in a business combination with any stockholder that beneficially owns (together with affiliates and associates) 15% or more of our outstanding Common Stock (for these purposes an "interested stockholder") for three years after such stockholder becomes an interested stockholder. This prohibition does not apply if :

     l the Board of Directors approves the business combination or the transaction that results in the stockholder becoming an interested stockholder stock before the stockholder becomes an interested stockholder;

     l the interested stockholder owns at least 85% of our outstanding
       Common Stock (other than Common Stock held by our employee directors and certain employee stock plans) upon completion of the transaction by which the stockholder becomes an interested stockholder; or

     l the Board of Directors and 66 2/3% of our outstanding Common Stock not owned by the interested stockholder vote to approve the business combination.

      Our Certificate of Incorporation requires that at least 66 2/3% of our outstanding Common Stock not owned by a "substantial stockholder" vote to approve certain business combinations and certain other transactions with a substantial stockholder unless certain minimum price and procedural requirements are met. A substantial stockholder is defined as any person or entity that acquires at least 10% of our outstanding Common Stock, excluding any member of the Board of Directors as of September 30, 1985, or any of our employee benefit plans. Such super-majority approval is not required if:

     l the business combination is solely between us and another corporation in which we own 50% or more stock and a substantial stockholder owns none, or

     l all following conditions are satisfied:

  (1)holders of Common Stock receive consideration with a cash or fair market value not less than the higher of

     --the highest per share price paid by such substantial stockholder in acquiring any Common Stock, or

     --the highest per share market price of our Common Stock during the three-month period before the date of the proxy statement described in clause (3) below or, if none, the six-month period before the business combination is consummated;

  (2)after becoming a substantial stockholder and before the business combination is consummated

     --such substantial stockholder has not acquired any newly issued shares of capital stock from us except proportionately as a stockholder or upon compliance with our Certificate of Incorporation; and

     --such substantial stockholder has not received the benefit (except proportionately as a stockholder) of any loans or other financial assistance provided by us, or made any major change in our equity capital structure; and

  (3)if such proposal otherwise requires stockholder approval, a proxy statement meeting the requirements of the Exchange Act shall be mailed to our stockholders for the purpose of soliciting stockholder approval of such business combination.

Board Of Directors

      Members of our Board of Directors serve staggered three year terms. This means we elect only one-third of our directors in each year.

Stockholder Proposals And Director Nominations

      Our stockholders can submit stockholder proposals and nominate candidates for the Board of Directors if the stockholders follow advance notice procedures described in our Bylaws.

      To nominate directors, stockholders must submit a written notice to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of the mailing of the proxy statement for our last annual meeting. The notice must include the name and address of the Stockholder and of the nominee, a description of any arrangements between the stockholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

      Stockholders must submit proposals to our corporate secretary not less than 120 days and more than 150 days before the first anniversary of the date of the mailing of the proxy statement for our last annual meeting. The notice must include:

     l a description of the proposal;

     l the reasons for presenting the proposal at the annual meeting;

     l the text of any resolutions to be presented;

     l the stockholder's name and address and number of shares held; and

     l any material interest of the stockholder in the proposal.

      We may reject director nominations and stockholder proposals that are late or that do not include all required information. This could prevent stockholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Meetings of Stockholders

      Our Certificate of Incorporation and Bylaws do not permit any of our stockholders to call a special meeting, regardless of the percentage of voting stock held by such stockholders.

      These provisions could have the effect of delaying until the next annual stockholders' meeting stockholder actions that holders of a majority of our Common Stock favor.

INDEMNIFICATION OF DIRECTORS

      We indemnify our officers and directors to the fullest extent permitted under Delaware law against all liabilities incurred in connection with their service to us.

LIMITATION OF LIABILITY OF DIRECTORS

      Our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they:

     l violated their duty of loyalty to us or our stockholders;

     l acted in bad faith;

     l knowingly or intentionally violated the law;

     l authorized illegal dividends or redemptions; or

     l derived an improper personal benefit from their action as directors.

      This provision applies only to claims against directors arising out of their role as directors and not in any other capacity (such as an officer or employee). Directors remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the director's duty of care.

                              PLAN OF DISTRIBUTION

      We may sell any series of Debt Securities:

     l through underwriters or dealers;

     l through agents; or

     l directly to one or more purchasers.

      The prospectus supplement will include:

     l the initial public offering price;

     l the names of any underwriters, dealers or agents;

     l the purchase price of the Debt Securities;

     l our proceeds from the sale of the Debt Securities;

     l any underwriting discounts or agency fees and other underwriters' or agents' compensation; and

     l any discounts or concessions allowed or reallowed or paid to dealers.

      If we use underwriters in the sale, they will buy the Debt Securities for their own account. The underwriters may then resell the Debt Securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.

      The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Debt Securities offered if they purchase any Debt Securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

      If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment.

      If we sell directly no underwriters or agents would be involved.

      We are not making an offer of Debt Securities in any state that does not permit such an offer.

      Underwriters, dealers and agents that participate in the distribution of the Debt Securities may be underwriters as defined in the Securities Act of 1933. Any discounts or commissions that we pay them and any profit they receive when they resell the Debt Securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

      Underwriters, dealers and agents may be our customers or may engage in transactions with us or perform services for us in the ordinary course of business.

      Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

                                LEGAL OPINIONS

      Jeremiah M. Fitzgerald, Esq., our Vice President and General Counsel, or another of our lawyers, will issue an opinion about the legality of the securities for us. Mr. Fitzgerald owns 74,082 shares of the Company's Common Stock and holds options granted under the Company's stock option plan to purchase an additional 134,108 shares of Common Stock. We expect Brown & Wood LLP, New York, New York to advise any underwriters, agents and dealers.

                                    EXPERTS

      KPMG Peat Marwick LLP, independent certified public accountants, audited and reported on our financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. We have incorporated these documents by reference in reliance upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing in giving the report.

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                                  $600,000,000


                            Senior Medium-Term Notes
                          Due Nine Months to 15 Years
                               From Date of Issue

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                              Merrill Lynch & Co.

                     NationsBanc Montgomery Securities LLC

                              Salomon Smith Barney

                            Warburg Dillon Read LLC

                                January 19, 1999

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